Exhibit 10.4

Letter of Credit Reimbursement Agreement

This Agreement is made as of as of ______________________________________________________between the Federal
Home Loan Bank of San Francisco (“Bank”) and___________________________________________________________ _________________________________________________________(“Member”), which has its main, home, or principal office at______________________________________________________________________________________________.
WHEREAS, Member may desire from time to time to enter into Interest Rate Swap Agreements (“Swap Agreements”) with counterparties other than Bank or to purchase mortgage loans from third parties or to accept certain public moneys for deposit from certain public agencies or instrumentalities or to enter into transactions for other purposes that encourage or assist asset/liability management or that facilitate transactions that promote home financing or housing activity; and
WHEREAS, in order to induce such a counterparty to enter into a Swap Agreement or to induce such a third party to sell mortgage loans to Member or to collateralize the deposit of such public moneys with Member or to further the other purposes referred to above, Member may from time to time request Bank to issue under the terms of this Agreement standby letters of credit (individually a “Credit” and collectively, “Credits”) for the benefit of such counterparty or vendor of mortgage loans or public agency or instrumentality or for the benefit of another party in a transaction furthering one of the other purposes hereinabove referred to, or a transferee thereof (“Beneficiary”), whereby Bank would agree, subject to the terms and conditions set forth therein, to honor drafts of up to a specified amount from Beneficiary; and

WHEREAS, Member and Bank have entered into a certain Advances and Security Agreement, dated as of ________________________________________________(such agreement, including any amendments thereto and any successor agreement that may be entered into by Member and Bank in substitution for such agreement, is hereinafter referred to as the “Advances Agreement”), whereby Bank may advance funds to Member from time to time subject to the terms and conditions thereof; and
WHEREAS, subject to the provisions of the Federal Home Loan Bank Act (the “Act”), and the regulations and guidelines of the Federal Housing Finance Board (the “Regulations”), Bank is authorized to issue such Credits.
NOW THEREFORE, Member and Bank agree as follows:

(1)	Application for Credits
Member hereby applies to Bank for the issuance of Credits and agrees to be bound by the terms and conditions contained herein and in the Confirmation of Letter of Credit, in the form provided by Bank (the “Confirmation”) issued with respect to each Credit. Bank shall have no obligation to issue any Credit, and Bank may in its sole discretion accept or reject any request of Member for a Credit on a case by case basis. Prior to or upon Bank’s issuance of any Credit, Member shall promptly sign and return to Bank the Confirmation prepared by Bank setting forth the terms upon which Bank and Member have agreed with respect to such Credit. Member also agrees promptly to deliver to Bank a true and correct Copy of the related Swap Agreement for which such Credit is issued if such Credit shall be issued in connection with a Swap Agreement. Notwithstanding the foregoing, however, the failure of Member to deliver to Bank, prior to the effective date of a Credit as specified in the related Confirmation, written notice to Bank specifying any disputed term or condition set forth in such Confirmation shall constitute the agreement and acknowledgement by Member that the terms and conditions of such Credit are valid and are those which Member requested and by which Member agreed to be bound, and Member shall be estopped from asserting any claim or defense with respect to the repayment of any draw under such Credit or otherwise with respect to those terms and conditions.

(2)	Payments Under a Credit

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In the event that Bank makes a payment under a Credit, such payment shall constitute an Advance (as defined in the Advances Agreement) to Member under the Advances Agreement. Notwithstanding anything to the contrary in the Advances Agreement or Bank’s Credit Program, such Advance shall be immediately due and payable, without demand, and shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by Bank from time to time on its Other Cash Needs-Variable Rate Credit Program. Member hereby authorizes Bank to debit the Member’s demand account(s) with Bank for any and all amounts due on such Advance and for all fees, charges and other amounts payable in connection with the Credit or hereunder. In the event that the balance in such demand account(s) is insufficient to pay such amounts, Bank may without notice to Member apply any other deposits, credits, monies or other property of Member then in the possession of Bank (and not held as bailee for a third party) to the payment of such due and payable amounts.

Upon any payment by Bank under the Credit, the Credit Amount shall be reduced as provided in the Credit. If the Credit shall provide by its terms for reinstatement, the Credit Amount, as so reduced, will be reinstated provided that each of the following conditions shall be satisfied by 12:00 p.m. (California Time) on the fifth business day following the date of any drawing (i.e., the date of submission to Bank by Beneficiary of a drawing certificate under the Credit): (a) Bank shall have been reimbursed in full by Member for the amount of any payment made, or to be made as a result of such drawing, by Bank under the Credit, together with interest thereon as herein provided; (b) Bank shall have received from Member a written request for such reinstatement, which may include a request for Bank to give notice of such reinstatement; (c) Bank shall not have determined that there has occurred and is continuing an Event of Default as contemplated by Section 8 of this Agreement or any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default; and (d) Member (and any other party required by the Bank) has met any other conditions required by Bank as described in the Credit. Bank may waive one or more of the conditions for reinstatement, and the Credit shall describe all applicable conditions for reinstatement. Upon any such reinstatement of the Credit, and if requested previously, Bank agrees that it will give notice of such reinstatement to Beneficiary and Member.

(3)	Collateral and Security Interest
In consideration of each issuance of a Credit and to secure all of the obligations of Member hereunder, Member hereby grants to Bank a security interest in all collateral now or hereafter pledged to Bank under the Advances Agreement (“Collateral”). At all times that a Credit has been issued and is outstanding hereunder, the amount of Collateral (of the type and nature required under the Advances Agreement) that Member is required under the Advances Agreement (i) to have pledged to Bank pursuant to the Advances Agreement, or (ii) to have physically segregated pursuant to the Advances Agreement, or (iii) to have delivered to Bank pursuant to the Advances Agreement, shall in each such case be increased by the amount that would be required under the Advances Agreement if the amount of Advances outstanding thereunder were increased by the maximum aggregate amount that Bank may be required to pay under the Credit.

(4)	Acceptance and Honor of Credit
Bank may do any of the following: (a) accept and pay drafts or other documents requesting payment under each Credit drawn “without recourse”; (b) confirm or advise each Credit through one or more correspondents; (c) honor drafts or other documents requesting payment drawn under the Credit for an amount less than or equal to the Credit Amount; (d) accept or pay, as complying with the terms of the Credit, any drafts or other documents requesting payment signed or issued by any trustee in bankruptcy, debtor-in-possession, assignee for benefit of creditors, liquidator, receiver, conservator, attorney in fact or other representative of any Beneficiary or of any successor or assign approved in writing by Bank; (e) accept or pay any drafts or other documents requesting payment dated and presented on or before the expiration date of the Credit, regardless of when drawn and when or whether negotiated; (f) accept documents of any character which comply with the terms of the Credit; or (g) at Bank’s sole and exclusive option, exercise any right of Bank under the Credit, including, without limitation, any right to assume the obligations and succeed to the rights of Member under a Swap Agreement.

(5)	Fees and Other Charges
Member agrees to pay Bank, on demand, any and all charges and expenses (including, but not limited to, attorneys’ fees and expenses) paid or incurred by Bank in connection with the enforcement of this Agreement. In addition, Member agrees to pay to Bank the applicable fees for the establishment and maintenance of each Credit issued hereunder (plus any customary commission for any increase, extension, amendment, renewal or partial renewal thereof) as shall be contemplated by Bank’s Credit Program.

(6)	Member’s Warranties and Representations

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Member represents, warrants and covenants to Bank that the following are and shall remain true, complete and correct as of the date hereof and for so long as any Credit issued hereunder shall be outstanding: (a) this Agreement has been duly and validly executed and delivered by Member and its execution, delivery and performance have been authorized by all necessary corporate action; (b) neither this Agreement nor any Credit nor any transaction to which this Agreement or any Credit relates violates or will violate any law or regulation applicable to Member, including, without limitation, any applicable federal or state securities laws and regulations; (c) Member has duly entered into the Advances Agreement and the same is currently in full force and effect; (d) each Swap Agreement with respect to which a Credit is issued under this Agreement shall be in the form approved by Bank, and the terms of such Swap Agreement shall have been accurately communicated by Member to Bank prior to the issuance of the related Credit; and (e) Member agrees to maintain one or more demand accounts with Bank at all times during which any Credit issued hereunder remains outstanding.

(7)	Liabilities and Responsibilities of Bank
It is agreed that Bank shall not be responsible for, and no obligation of Bank under a Credit shall be affected by or in respect of: (a) the use which may be made of any Credit or any act or omission of any Beneficiary or assignee of any Credit; (b) the validity, authenticity, sufficiency, completeness, genuineness or collectibility of any drafts, instruments, notices of default, or other documents, including endorsements and signatures thereon; (c) any breach of contract, including without limitation any Swap Agreement, between Member and any other party; (d) compliance with or circumstances resulting from the existence or exercise of applicable laws, regulations, customs controls or restrictions by any government or by any group asserting or exercising de facto or de jure governmental powers; (e) any failure of drafts or other evidences of withdrawal to bear reference or adequate reference to any Credit, or failure of any person to surrender, take up or forward any Credit or to note thereon any withdrawal thereunder, each of which requirements Bank may waive even if included in the Credit; (f) any errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or in interpretation of technical or other terms; (g) any event, fact or condition beyond the control of the Bank; and (h) without limiting the foregoing, any act or omission of Bank or any confirming or advising bank or any of Bank’s correspondents, agents or subagents done or omitted in good faith. Bank is expressly authorized and directed to honor any draft or other request for payment which is made under and in compliance with any Credit without regard to, and without any duty to inquire into, the existence of any disputes or controversies between Member, any Beneficiaries or any other person or firm, or their respective rights, duties or liabilities or whether any fact or event referred to in any notice of default or other document presented under the Credit is true and correct. The sole obligation of Bank to Member is limited to honoring requests for payment made under and in compliance with any Credit even though Bank may have prepared the Credit or any notice of default or other document required to be presented thereunder and even though Bank may otherwise be aware of facts concerning the transaction which gives rise to the Credit.

(8)	Events of Default
The following occurrences shall be Events of Default hereunder: (a) any Event of Default as defined in the Advances Agreement; (b) the failure of Member to pay any amount due hereunder; (c) the breach by Member or the failure of any covenant, agreement, term or condition under or in connection with this Agreement; (d) any failure at any time of any representation or warranty or information, furnished by Member to Bank in any context, to be and remain true, correct and complete in all material respects; or (e) any failure by Member to furnish Bank such information, and such access to all its books and records, and copies thereof, as Bank may require.

(9)	Remedies
Upon the occurrence of an Event of Default, without limiting any other rights and remedies which may be available at law or in equity, Bank shall have all rights and remedies as provided for in respect of a default under the Advances Agreement.

(10)	Governing Law; Cumulative Remedies

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In addition to the terms and conditions specifically set forth herein and in any Confirmation between Bank and Member, this Agreement and all Credits issued under this Agreement shall be governed by the statutory and common law of the United States and, to the extent Federal law incorporates or defers to state law, the laws of the State of California (without giving effect to choice of law principles included therein). Notwithstanding the foregoing, Article 9 of the Uniform Commercial Code as in effect in the State of California shall be deemed applicable to this Agreement and to any Credit hereunder. It is further agreed that this Agreement shall be supplemented by the provisions (to the extent that such provisions are consistent with the provisions of this Agreement) of the Uniform Customs and Practice for Documentary Credits, 1983 Revision, International Chamber of Commerce Publication No. 400, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and, to the extent not inconsistent therewith, by the provisions of Article 5 of the Uniform Commercial Code as in effect in the State of California. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of any amount due hereunder.

(11)	Waiver; Amendment; Severability
No delay on the part of Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No waiver by Bank of any Event of Default shall be effective unless in writing and signed by an authorized officer of Bank, and no such waiver shall be deemed to be a waiver of a subsequent Event of Default or be deemed to be a continuing waiver. No course of dealing between Member and Bank or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default. Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral, including the settlement, collection or payment of any Collateral, or for any damage resulting therefrom. If any provision of this Agreement is held invalid or unenforceable to any extent or in any application, the remainder of this Agreement, or the application of such provision to different persons or circumstances or in different jurisdictions, shall not be affected thereby.

(12)	Indemnity
Member agrees to defend, indemnify and hold harmless Bank and Bank’s correspondents, agents and subagents from and against any and all demands, actions, damages, claims, losses, penalties, liabilities and expenses (including attorneys’ fees and expenses), not involving Bank’s bad faith or any willful breach of Bank’s obligations under a Credit, resulting from or incurred, suffered or paid by any of them in connection with this Agreement, each Credit issued hereunder or any breach or failure in respect of Member of any representation, warranty, covenant, agreement, term or condition of this Agreement.

(13)	Other Letter of Credit Reimbursement Agreements
In the event that at any time there shall be in effect any Letter of Credit Reimbursement Agreement between Member and Bank other than this Agreement, the terms and provisions of this Agreement shall be the sole terms and provisions applicable to a Credit and the respective rights and obligations of the parties hereunder.

IN WITNESS WHEREOF, Member and Bank have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

Full Corporate Name of Member
Authorized Signature*	Authorized Signature*
Name	Name
Title	Title
* This Agreement must be signed in accordance with the Member’s authorizations on file with the Bank.
Federal Home Loan Bank of San Francisco

Authorized Signature	Authorized Signature
Name	Name
Title	Title

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